UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2011

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2011, Marina Biotech, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative (the “Representative”) of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters an aggregate of: (i) 22,318,500 units (each a “Unit”, and collectively, the “Units”) and (ii) 22,318,500 Series B Warrants (the “Series B Warrants”), each to purchase one Unit, at a public offering price of $0.31 per Unit in an underwritten public offering (the “Offering”). No additional consideration will be payable by investors for the Series B Warrants. Each Unit consists of (x) one share of the common stock, par value $0.006 per share, of the Company (“Common Stock”) and (y) one Series A Warrant (the “Series A Warrants” and, together with the Series B Warrants, the “Warrants”) to purchase one share of Common Stock.

The Underwriters will purchase the Units and the Series B Warrants at a six-percent discount to the public offering price, for an aggregate discount of $415,124. The Company has also agreed to pay the Underwriters a solicitation fee equal to 6% of the gross proceeds, if any, received by the Company upon the exercise of the Series B Warrants. The Company expects that the net proceeds of the Offering will be approximately $6.3 million, assuming no exercise of the Warrants, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company associated with the Offering.

The Series A Warrants are exercisable at an initial exercise price of $0.39 per share beginning one year and one day from the date of issuance, but only if the stockholders of the Company approve an increase in the number of its authorized shares of Common Stock, and expire on the fifth anniversary of the date they first become exercisable. The Company agreed with the investors in the Offering to hold a stockholders’ meeting by August 15, 2011 to seek stockholder approval for an increase in the authorized shares of Common Stock. If the Company is unable to obtain the required stockholder approval on or before the first anniversary of the issuance of the Series A Warrants, the Company will be required to pay the holders of the Series A Warrants liquidated damages of $2,500,000 in the aggregate.

The Series B Warrants are exercisable immediately at an initial exercise price of $0.31 per Unit, subject to adjustment as provided in the Series B Warrants. Beginning at the close of trading on the 30th trading day following the date of issuance (the “Adjustment Date”), and effective beginning on the third trading day immediately preceding the Adjustment Date, the Series B Warrants shall be exercisable at a per Unit exercise price equal to the lower of (i) the then-effective exercise price per Unit and (ii) the product of (x) 80% multiplied by (y) of the closing bid price of the Common Stock on The NASDAQ Global Market (or the principal securities exchange or securities market on which the Common Stock is then listed or designated for quotation, as applicable) on the Adjustment Date (such product is referred to as the “Adjustment Price”). Any adjustment in the exercise price of the Series B Warrants due to the fact that the then-effective exercise price is lower than the Adjustment Price is referred to as an “Exercise Price Adjustment.” If an Exercise Price Adjustment occurs, and a holder of the Series B Warrants has delivered one or more exercise notices to the Company and paid all or any part of the exercise price with respect thereto prior to the close of trading on the Adjustment Date (or on any of the three trading days immediately preceding the Adjustment Date) (such aggregate amount being the “Paid Exercise Price Amount”), then on the first trading day immediately following the Adjustment Date the Company shall deliver to such holder an amount in cash equal to positive difference (if any) between (x) the Paid Exercise Price Amount and (y) the product of (I) the aggregate number of Units elected to be purchased by such holder in such exercise notices, multiplied by (II) the Adjustment Price. The Series B Warrants will expire at the close of business on the fifth trading day after the Adjustment Date.

The Series A Warrants and the Series B Warrants will be issued separately from the Common Stock included in the Units and may be transferred separately immediately thereafter. Neither the Series A Warrants nor the Series B Warrants will be listed on any national securities exchange or other trading market, and no trading market for such Warrants is expected to develop. The shares of Common Stock issuable from time to time upon exercise of the Series A Warrants have not been registered. Pursuant to the terms of the Series A Warrants, the Company has agreed to register such shares of Common Stock promptly after its stockholders approve the increase in the authorized shares of Common Stock and to list those shares on the Nasdaq Global Market. The Company will not be required to register the shares of Common Stock issuable upon exercise of the Series A Warrants if it delivers an opinion of counsel reasonably satisfactory to the Representative that registration is not required because of either the cashless exercise rights in the Series A Warrants or because an exemption from registration is available. If the Company delivers the opinion of counsel, it will publicly announce that no registration statement will be filed and explain how holders may exercise their Series A Warrants.

The exercise price and number of shares of Common Stock issuable upon exercise of the Series A Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, as described in the Series A Warrants. The Series A Warrants also contain full ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock, or certain other issuances at a price below the then-existing exercise price of the Series A Warrants, with certain exceptions. The exercise price and number of Units issuable on exercise of the Series B Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, as described in the Series B Warrants.

The Series A Warrants will be exercisable on a “cashless” basis in certain circumstances, including if the Company delivers the opinion of counsel referred to above. In addition, in the event of a fundamental transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on The New York Stock Exchange, Inc., The NYSE Amex, LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within forty-five (45) days after the consummation of the fundamental transaction, an amount of cash equal to the value of the Series A Warrant as determined in accordance with the Black Scholes option pricing model.

This description of the Offering is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the Underwriting Agreement, the form of Series A Warrant and the form of the Series B Warrant, which are filed as exhibits to this Current Report on Form 8-K or are incorporated by reference herein.

The Underwriting Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other parties in the context of all of the terms and conditions thereof and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended to be relied upon by investors and the public. Investors and the public should review the Company’s filings with the Securities and Exchange Commission for information regarding the Company.

The Units and the Series B Warrants are being issued pursuant to a registration statement on Form S-1 (File No. 333-173108) declared effective by the Securities and Exchange Commission on May 11, 2011. The Offering is expected to close on May 20, 2011, subject to the satisfaction of customary closing conditions.

On May 16, 2011, the Company issued a press release announcing that it intended to make a public offering of securities. On May 17, 2011, the Company issued a press release announcing the pricing and terms of the Offering. Copies of the two press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 8.01 Other Events.

Reference is made to the description of the Offering contained in Item 1.01. The Company agreed in the Underwriting Agreement, subject to certain exceptions, not to offer and sell any shares of its Common Stock or securities convertible into or exercisable or exchangeable for shares of its Common Stock at an effective price per share less than the public offering price per Unit for a period of thirty (30) days following the Offering without the written consent of the Representative.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

May 17, 2011	By:	/s/ Peter S. Garcia
	Name:	Peter S. Garcia
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated as of May 17, 2011 by and among Marina Biotech, Inc. and Roth Capital Partners, LLC

4.1	Form of Series A Warrant (filed as Exhibit 4.13 to Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-173108) of Marina Biotech, Inc. filed with the Securities and Exchange Commission on May 10, 2011, and incorporated herein by reference).

4.2	Form of Series B Warrant

99.1	Press Release of Marina Biotech, Inc. dated May 16, 2011

99.2	Press Release of Marina Biotech, Inc. dated May 17, 2011